                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   January 19, 2005
                                                   ----------------

                         DOCUMENT SECURITY SYSTEMS, INC.
                         -------------------------------
               (Exact name of Registrant as specified in charter)


          New York                     0-14621                  16-1229730
          --------                     -------                  ----------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


First Federal Plaza Suite 1525 28 East Main Street , Rochester, New York 14614
------------------------------------------------------------------------------
         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code  877-276-0293
                                                   ------------------

         (Former name or former address, if changed since last report.)

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Document Security Systems, Inc. has entered into an agreement with Boise White Paper LLC effective as of January 19, 2005 whereby Boise White Paper has agreed to serve as a distributor of the blank safety paper of Registrant.

         The agreement grants Boise White Paper an exclusive arrangement to be the sole marketing agent and distributor of the blank safety paper in North America. The agreement provides for certain marketing efforts by Boise White Paper in conjunction with Boise White Papers' "Boise Beware" brand. The agreement is for an additional term of two years, and may be automatically renewed by the parties. Boise must satisfy certain minimum sales amounts during the term of the agreement. In the event that the full two year term is satisfied, the minimum sales levels will be approximately $1,500,000.

         The agreement may be terminated by Document Security Systems if Boise White Paper does not satisfy the minimum sales amounts after 18 months. Boise White Paper may terminate the agreement if Document Security violates the exclusivity rights granted to Boise White Paper. There are additional events such as breaches of intellectual property rights or other usual and customary representations and warranties.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2005                DOCUMENT SECURITY SYSTEMS, INC.
                                       (Registrant)

                                       By /s/ Patrick A. White
                                          -------------------------
                                       Patrick A. White
                                       Chief Executive Officer